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                             FILENE'S BASEMENT CORP.                  Exhibit 11

                   Computation of Net Income per Common Share

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
                                                                Fiscal Year         Fiscal Year           Fiscal Year
                                                                   Ended               Ended                 Ended
                                                             January 31, 1998    February 1, 1997      February 3, 1996
                                                             ----------------    ----------------      ----------------

The computation of net income (loss)
 available and adjusted shares outstanding follows:

     Net income (loss) as
       reported .......................................        $ (5,760,000)         $  6,466,000         $(31,791,000)
                                                               ============          ============         ============

Net income (loss) used for
  basic and diluted
  computations ........................................        $ (5,760,000)         $  6,466,000         $(31,791,000)
                                                               ============          ============         ============

Weighted average number
  of common shares outstanding
  used for basic computations .........................          20,757,494            20,534,129           20,402,543

Add (where dilutive):
     Assumed exercise of those
       options that are common stock
       equivalents net of treasury shares
       deemed to have been repurchased at
       average market price for the period ............                   0               316,980                    0
                                                               ------------          ------------         ------------

Weighted average number of
  common and common equivalent
  shares outstanding used for
  diluted computations ................................          20,757,494            20,851,109           20,402,543
                                                               ============          ============         ============
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